Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEARING MINERAL EXPLORATION, INC.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_____________________________
92 Wishing Well Drive Toronto, Ontario Canada M1T 1J4 (416) 816-6219 (Address and telephone number of registrant's executive office)	Val-U-Corp Services, Inc. 1802 North Carson Street, Suite 212 Carson City, Nevada 89701 (775) 887-8853 (Name, address and telephone Number of agent for service)

Copies to:

The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration Fee
Registered	Registered	Share	Price	[1]

Common Stock by
Selling Shareholders:	2,668,750	$0.15	$400,312	$15.73

Total	2,668,750	$0.15	$400,312	$15.73

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

BEARING MINERAL EXPLORATION, INC.

     We are registering for sale by selling shareholders 2,668,750 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

     The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our Business

     We were incorporated on June 11, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one claim located in the Province of Newfoundland, Canada. Record title to the claim upon which we intend to conduct exploration activities is held the name of Gerhard Schlombs, our president. The claim consists of nine cells containing 556 acres. We intend to explore for gold on the claim.

     We have no revenues, have a loss since inception, have minimal operations, and have been issued a going concern opinion.

     Our administrative office is located at 92 Wishing Well Drive, Toronto, Ontario, Canada M1T 1J4 and our telephone number is (416) 816-6219. Our registered statutory office is located at suite 212, 1802 North Carson City, Nevada 89701. Our mailing address is the same as our administrative office, at 92 Wishing Well Drive, Toronto, Ontario, Canada M1T 1J4.

     Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

The Offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	2,668,750 shares of common stock
Offering price per share	$0.15
Net proceeds to us	None
Number of shares outstanding before the offering	5,968,750
Number of shares outstanding after the offering if all of the shares are sold	5,958,750

Selected Financial Data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of October 31, 2008

Balance Sheet
Total Assets	$38,117
Total Liabilities	$8,746
Stockholders’ Equity	$29,371

June 11, 2008
(Inception) to
October 31, 2008

Income Statement
Revenue	$0
Total Expenses	$11,642
Net Loss	$(11,642)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with BEARING MINERAL EXPLORATION, INC.

     1. Because there is substantial doubt about our ability to continue as a going concern, there is substantial uncertainty we will continue activities in which case you could lose your investment.

     Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at October 31, 2008, the Company has an accumulated deficit of $11,642. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Accordingly, these factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

     2. Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability, the claim does not contain any reserves. As such, any funds spent on exploration will probably be lost which may result in a loss of your investment.

     3. Our management has no technical training and experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.

     Our management has no technical training and experience with exploring for, starting, and operating a mineral exploration program. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in the industry.

     4. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.

     We were incorporated on June 11, 2008, and we have started our proposed business activities, but not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $11,642. The loss was a result of the payment of fees for staking our claims, incorporation, legal and accounting. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to locate a profitable mineral claim

*	our ability to generate revenues

*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

     5. Because we will have to spend additional funds to determine if we have a reserve, if we can’t raise the money we will have to cease operations and you could lose your investment.

     Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

     6. Because our management only has limited technical training or experience in exploring for, starting, and operating an exploration program, management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. As a result, we may have to suspend or cease activities which will result in the loss of your investment.

     Our management has limited experience with exploring for, starting, and operating an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our activities, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease activities which will result in the loss of your investment.

     7. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

     8. We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend activities.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     9. Because Gerhard Schlombs has other outside business activities and will only be devoting 10% of his time or approximately four hours per week to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because Mr. Schlombs, our sole officer and director, has other outside business activities, he will be devoting only 10% of his time or four hours each week to our activities. Our activities may be sporadic and occur at times which are convenient to Mr. Schlombs. As a result, exploration of the claim may be periodically interrupted or suspended.

Risks associated with this offering:

     10. Because our assets are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us.

     All or a substantial portion of our assets are located outside the United States. As a result, it may be difficult for an investor to affect service of process or enforce within the United States any judgments obtained against us or our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our sole officer and director predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our sole officer and director predicated upon the securities laws of the United States or any state thereof.

     11. Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.

     12. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     13. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

     We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

     14. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

     Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker-dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker-dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker-dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering.

     All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our board of directors. We selected the $0.15 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price equal to the last price paid by outside investors. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     There are thirty-three selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time-to-time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 5,968,750 shares of common stock outstanding as of October 31, 2008, 3,300,000 are owned by Gerhard Schlombs, our sole officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933. Mr. Schlombs’s shares are not being registered in this registration statement.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, provide the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

     The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

     We were incorporated in the State of Nevada on June 11, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one claim. We maintain our statutory registered agent’s office at Val-U-Corp Services, Inc., 1802 North Carson City, Suite 212, Nevada 89701. Our executive offices are located at 92 Wishing Well Drive, Toronto, Ontario, Canada M1T 1J4 and our telephone number is (416) 816-6219. This is our mailing address as well. Our executive offices are located in Gerhard Schlombs’s business office. Mr. Schlombs is our sole officer and director. He allows us to use this space on a rent-free basis.

     There is no assurance that a commercially viable mineral deposit exists on the claim and further exploration will be required before a final evaluation as to the economic feasibility is determined.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Background

     In August, 2008, Mr. Schlombs acquired one mineral claim block (herein referred to as the Collins Lake property) containing nine Online Mineral Claims Staking cells in Newfoundland, Canada. Newfoundland allows a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the claim area on the Newfoundland and Labrador Department of Natural Resources Online Mineral Claims Staking system. The Online Mineral Claims Staking system is the Internet-based Newfoundland system used to register, maintain and manage mineral claims. A cell is an area which appears electronically on the Newfoundland Internet Minerals Titles Online Grid and was formerly called a claim. A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals. The online grid is the geographical basis for the cell. Previously, the claim was established by sticking stakes in the ground to define the area and then recording the staking information. The staking system is now antiquated in Newfoundland and has been replaced with the online grid.

     Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the same on the Online Mineral Claims Staking system. In August 2008, Mr. Schlombs recorded his ownership in the Collins Lake property under the electronic mineral claim staking and recording procedures established in the province of Newfoundland/Labrador.

     Mr. Schlombs executed a declaration of trust acknowledging that he holds the claim in trust for us and he will not deal with the claim in any way, except to transfer the claim to us. In the event that Mr. Schlombs transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us. Mr. Schlombs has not provided us with a signed or executed bill of sale in our favor.

     Mr. Schlombs will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the claim. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

     Under Newfoundland law title to Newfoundland mining claims can only be held by Newfoundland residents. In the case of corporations, title must be held by a Newfoundland corporation. In order to comply with the law we would have to incorporate a Newfoundland wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time.

     In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned Newfoundland subsidiary corporation and Mr. Schlombs will convey title to the claim to the wholly owned subsidiary corporation. Should Mr. Schlombs transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Schlombs will be liable to us for monetary damages for breaching the terms of his oral agreement with us to transfer his title to a subsidiary corporation we create. To date, we have not performed any work on the claim. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty Elizabeth II. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of our claim, that is the Province of Newfoundland.

     In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Collins Lake claim is one such acquisition. Accordingly, fee simple title to the claim resides with the Crown.

     The Collins Lake claim is comprised of mining leases issued pursuant to the Newfoundland Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease vertically downward. The Crown does not have the right to reclaim provided that the claims are maintained in good standing. The Crown could reclaim the claim in an eminent domain proceeding, but would have to compensate the lessee for the value of the claim if it exercised the right of eminent domain. It is highly unlikely that the Crown will exercise the power of eminent domain. In general, where eminent domain has been exercised it has been in connection with incorporating the claim into a provincial park.

     The Collins Lake claim is unencumbered and there are no competitive conditions which affect the claim. Further, there is no insurance covering the claim and we believe that no insurance is necessary since the claim is unimproved and contains no buildings or improvements.

     To date we have not performed any work on the claim. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the claim until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

     There are no native land claims that affect title to the claim. We have no plans to try to interest other companies in the claim if mineralization is found. If mineralization is found, we will try to develop the claim ourselves.

     We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Claims

The following is a list of license numbers, claims, and expiration date of our claims:

		Number of	Date of
License No.	Claim Name	Staked Cells	Expiration

014978M	Collins Lake Property	9	5/23/2013

     The minimum annual assessment work required to be done to maintain the claim will be approximately $1,800. If the minimum amount is not expended, we must pay a security deposit that when added to the amount of work done, will equal $1,800.

Location and Access

     The Collins Lake claim is located in central Newfoundland, Canada. It comprises 225 hectares, 556 acres, approximately centered at latitude 490 4’ 8" North, longitude 550 2’ 19.6" West.

     The claim is located about 19.3 kilometers south of Lewisporte, Newfoundland, 7.3 kilometers south-southeast of Notre Dame Junction and 14 kilometers northwest of Glenwood, Newfoundland. Access to the claim can be gained via the Salmon Pond access road that leaves the Trans-Canada Highway at Glenwood or from numerous bush and skidder roads from the north.

     Groceries and general supplies and services such as air transportation, car rentals, banking, restaurants and lodging are available in the town of Gander, about an hour and one-half drive from the claim. Gander's population is about 10,000, but the town provides services to surrounding communities whose total population approaches 90,000. The town hosts an international airport that, historically, was a refueling stop for transatlantic flights.

Map 2

Physiography

     The topography is relatively flat over much of the property, with a few gently rolling hills with local steeper terrain. Vegetation varies from heavy forest to relatively open bog areas. Numerous lakes and ponds are located on and around the property.

     The region receives abundant snowfall during the winter months, making geological exploration and other related activities impractical during this time. The climate during the remainder of the year is moderate.

History

     There is evidence of previous exploration activity on the Collins Lake claim.

Regional Geology

     The Collins Lake property lies within the Exploits Subzone of the Dunnage tectonostratigraphic zone which encompasses much of central Newfoundland. The Dunnage zone consists of telescoped, early to middle Paleozoic oceanic terrain remnants comprised of volcaniclastic to epiclastic sedimentary rocks and ophiolitic and arc- to back-arc-volcanic rocks. These rocks have been intruded by the Mount Peyton batholith, comprised of gabbro and diorite. Later felsic rocks or granitoid suites have intruded both the volcanic and sedimentary rocks as well as the Mount Peyton batholith.

Claim Geology

     The claim geology consists of fine to medium grained rocks of the Mount Peyton intrusive suite. Those in the north where the Collins Lake property is located are mafic plutonic rocks of gabbroic to dioritic composition. Unfortunately, the area is blanketed by glacial till and few outcrops are available to more clearly characterize the bedrock.

Supplies

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Other Property

     Other than our interest in the claim, we own no plants or other property. With respect to the claim, our right to conduct exploration activity is based upon our oral agreement with Mr. Schlombs. Under this oral agreement, he has allowed us to conduct exploration activity on the claim. Mr. Schlombs holds the claim in trust for us pursuant to a declaration of trust.

Our Proposed Exploration Program

     Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the claim contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     In addition, we may not have enough money to complete our exploration of the claim. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we will be able to raise additional money in the future. If we need additional money and can’t raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     The claim is undeveloped raw land. Exploration and surveying has not been initiated. To our knowledge, the claim has never been mined. The only event that has occurred is the acquisition of the Collins Lake claim by our sole officer and director; Gerhard Schlombs. The cost of recording the cells was $ 508 paid by Mr. Schlombs on behalf of the Company. Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material.

     We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining property may or may not be located under the claim.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the claim.

     Our business plan is to proceed with the exploration of the Collins Lake mineral claim to determine whether there are commercially exploitable ore bodies containing gold. Our plan of operations for next twelve months following the date of this prospectus is to carry out our recommended exploration program as provided by Richard A. Jeanne; consulting geologist.

     We are proposing to undertake a two phase mineral exploration program consisting of onsite surface reconnaissance, mapping, sampling and trench site identification followed by geochemical analyses. If encouraging results come from the initial investigation, we would then commence Phase 2. Phase 2 would consist of the onsite trenching, mapping, sampling and further geochemical analyses followed by data compilation and the preparation of a report.

     We are intending to initiate a mapping and sampling program and will begin to compile a geologic profile of the property. Gold is associated with structurally controlled hydrothermal veins, so emphasis should be placed on documenting their locations and characteristics. Sampling should accompany this phase to verify the published data and begin the delineation of mineralized zones. Prospective locations that exhibit alteration and structural features indicative of mineralization should be mapped in detail and thoroughly sampled. Where these features project into covered areas, trenching may be necessary to expose bedrock for follow-up mapping and sampling, pending the results of analyses of the initial sampling program. In Gander, contact should be made with local heavy equipment contractors to determine their availability for light excavation work. During the second phase of exploration, trenching will likely be undertaken to expose potentially mineralized bedrock and provide access to additional sample material.

     We have been conducting preliminary assessment activities on the claim since our inception, but have not commenced any exploration activity as of the date of this prospectus.

     Once we have retained a geologist to carry out the initial stages of our proposed exploration program, and we are able to access the property due to weather conditions it will take us two to three weeks to complete the trench site identification and collect the samples. Samples will be shipped to certified assayers. It will take another two to three weeks to obtain results from the lab. We will plot all sample locations on enlarged topographical maps and provide GPS with these locations.

     Upon the review of our initial sampling analyses and the results of prospective trench site identification, we will assess whether the results are sufficiently positive to warrant proceeding with Phase 2 of the exploration program. We will make this decision to proceed with the next phase of our exploration program based upon the recommendations of our consulting geologist. If we are to proceed with any additional phases we will need to raise additional capital. If needed, we will raise additional capital from existing investors or by offering equity securities to new investors. We have no immediate plans to raise any additional funds until we assess the results of our initial exploration program.

     Funds will be used exclusively for trenching, grid installation, metal detection, sample collecting, supplies, shipping, lab costs, meals, motels, truck fuel and labor.

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     The claim is undeveloped raw land. Exploration and surveying has not been initiated and will not be completed until we raise additional money. That is because we do not have money to complete exploration.

     Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the claim.

     The costs of our work program were provided by Mr. Jeanne. We will begin onsite exploration activity in May 2009, weather permitting.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for a gold ore body. We may or may not find an ore body. We have the right to prospect, explore, test, develop, work and mine the claim. We hope we do, but it is impossible to predict the likelihood of such an event. In addition, the nature and direction of the exploration may change depending upon initial results.

     We do not have any plan to take our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

     The following is an outline of the estimated costs of exploration of the claim:

Consulting Services	$9,500
Trenching	$9,500
Analyzing Samples	$8,000

     The breakdowns were made in consultation with Mr. Jeanne.

     We do not intend to interest other companies in the claim if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultants. We have no plans to interest other companies in the claim if we do not find mineralized material.

     If we are unable to complete exploration because we don’t have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything else.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

     Our exploration program will not result in the generation of revenue. It is designed only to determine if mineralized material is located on the claim. Revenue will only be generated if we discover mineralized material and extract the minerals and sell them. Because we have not found mineralized material yet, it is impossible to project revenue generation.

     We anticipate starting onsite exploration activity in May 2009, weather permitting.

Competitive Factors

     The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the claim. We will either find gold on the claim or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for:

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

     We are also subject to the Newfoundland Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in Newfoundland. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the claim.

     We will secure all necessary permits for exploration and, if development is warranted on the claim, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active streams, creeks, rivers, lakes or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the claim. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the Act will not adversely affect our business operations in the future.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in Newfoundland is returning the surface to its previous condition upon abandonment of the claim. We believe the cost of reclaiming the property will be $750.

Employees

     We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

     At present, we have no full-time employees. Our sole officer and director is a part-time employee and will devote about 10% of his time or four hours per week to our operation. Mr. Schlombs, our sole officer and director does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Schlombs will handle our administrative duties. We intend to subcontract all work out to third parties. As of today, we have not engaged any geologists or engineers who will perform work for us. We do not intend to do so until we complete this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

     We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

     Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point.

     We will be conducting research in the form of exploration of the Collins Lake claim. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

     The claim is located about 19.3 kilometers south of Lewisporte, Newfoundland, 7.3 kilometers south-southeast of Notre Dame Junction and 14 kilometers northwest of Glenwood, Newfoundland. Access to the claim can be gained via the Salmon Pond access road that leaves the Trans-Canada Highway at Glenwood or from numerous bush and skidder roads from the north.

     Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the claim contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     In addition, we may not have enough money to complete our exploration of the claim. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a public offering, another private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can’t raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on our property and if any minerals which are found can be economically extracted and profitably processed.

     The claim is undeveloped raw land. Exploration and surveying has not been initiated. To our knowledge, the claim has never been mined.

     The only event that has occurred is the acquisition of the Collins Lake claim by our sole officer and director; Gerhard Schlombs. The cost of recording the cells was $ 508 paid by Mr. Schlombs on behalf of the Company. The claims were recorded in Mr. Schlombs’s name to avoid incurring additional costs at this time. The additional costs would be for incorporation of a Newfoundland corporation and legal and accounting fees related to the incorporation.

     In August 2008, Mr. Schlombs executed a declaration of trust acknowledging that he holds the claim in trust for us and he will not deal with the claim in any way, except to transfer the claim to us. In the event that Mr. Schlombs transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us. Mr. Schlombs has not provided us with a signed or executed bill of sale in our favor. Mr. Schlombs will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the claim.

     Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material.

     We can’t predict what that will be until we find mineralized material. Mr. Schlombs does not have a right to sell the claim to anyone. He may only transfer the claim to us. He may not demand payment for the claims when he transfers them to us. Further, Mr. Schlombs does not have the right to sell the claims at a profit to us if mineralized material is discovered on the claim. Mr. Schlombs must transfer title to us, without payment of any kind, upon our demand whether mineralized material is found on the claims or not.

     We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining property may or may not be located under our claim.

We do not claim to have any minerals or reserves whatsoever at this time on any of our claim.

     We intend to implement a 2 Phase exploration program consisting of onsite surface reconnaissance, mapping, sampling and trench site identification followed by geochemical analyses. If encouraging results come from the initial investigation, we would then commence Phase 2. Phase 2 would consist of the onsite trenching, mapping, sampling and further geochemical analyses followed by data compilation and the preparation of a report.

     Based upon the tests of the initial samples, our board of directors in consultation with our consulting geologist will determine if we will terminate operations; proceed with additional exploration of the claim; or develop the claim. The proceeds from this offering are designed to only fund the costs of initial sampling and testing.

     In making this determination to proceed with a further exploration program, we will make an assessment as to whether the results of the Phase 1 exploration program are sufficiently positive to encourage us to proceed. This assessment will include an evaluation of our cash reserves after the completion of the initial exploration, the price of minerals, and the market for the financing of mineral exploration projects at the time of our assessment.

     In the event our board of directors, in consultation with our consulting geologist, chooses to complete further phases of our exploration program, we will require additional financing. While we have sufficient funds on hand to cover the Phase 1 exploration costs, we will require additional funding in order to proceed with any subsequent exploration work on the Collins Lake mineral claim.

     We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or as loans from our director. However, we have no assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. We do not have any arrangements in place for any future equity financing.

     We do not intend to interest other companies in the claim if we find mineralized material. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the claim if we do not find mineralized material. To pay the consultant and develop the reserves, we will have to raise additional funds through a public offering, a second private placement or through loans. As of the date of this prospectus, we have no plans to raise additional funds. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

     If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything.

     We don’t intend to hire additional employees at this time. All of the work on the claim will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

     The following are our milestones:

     1. December 2008 to June 2009 - retain our consultant to carry out the initial exploration of the claim, begin onsite surface reconnaissance, mapping, sampling and trench site identification. Geochemical analyses of samples will follow. Maximum cost of $9,500. Time of retention will be 0-210 days, weather permitting. The region receives abundant snowfall during the winter months, making geological exploration and other related activities impractical during this time.

     2. July 2009 to October 2009 – onsite trenching, mapping and sampling. Geochemical analyses will follow. Maximum cost will be approximately $9,500 and time of retention is estimated to be 0-120 days.

     3. November 2009 to December 2009 – data compilation and report preparation. Maximum cost of $8,000.

     Funds for the foregoing activities will have to be completed with funds provided in our private placement or future financings. We will not proceed with any future phases of exploration until we obtain the results of our initial exploration and subject to consultation with our geologist.

Limited Operating History; Need for Additional Capital

     There is limited historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our claim before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds we raised from our private placement will allow us to operate for one year.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

     To meet our need for cash we raised money from our private placement. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. The funds we have will allow us only to conduct limited exploration activity on the property.

     At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can’t raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe that the funds we have will allow us to operate for twelve months. Other than as described in this paragraph, we have no other financing plans.

     We have the right to explore one mineral claim containing nine cells and will begin our exploration shortly, weather permitting. As of the date of this prospectus we have yet to generate any revenues.

     As of October 31, 2008, our total assets were $38,117 and our total liabilities were $8,746.

MANAGEMENT

Officers and Directors

     Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

     The name, age and position of our sole officer and director is set forth below:

Name	Age	Position Held

Gerhard Schlombs		president, principal executive officer, secretary,
92 Wishing Well Drive	59	treasurer, principal financial officer, principal
Toronto, Ontario		accounting officer, and sole member of the board of
Canada M1T 1J4		directors.

     Mr. Schlombs will serve until our next annual meeting of the stockholders. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of our Officers and Directors

     Gerhard Schlombs has been our president, chief executive officer, treasurer, chief financial officer and our sole director since inception on June 11, 2008. Since January 1999, Mr. Schlombs has owned and operated Dick’s Home Improvements, a renovation and design company located in Toronto, Ontario, Canada.

     During the past five years, Mr. Schlombs has not been the subject of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Schlombs was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Schlombs’s involvement in any type of business, securities or banking activities.

4.	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

 Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     There are no conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending October 31, 2008 for our officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gerhard Schlombs	2008	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

     We do not have employment agreements with our sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Compensation of Directors

     The sole member of our Board of Directors is not compensated for his services as a director. The Board has not implemented a plan to award options to any director. There are no contractual arrangements with any member of the Board of Directors. We have no director's service contracts. The following sets forth the total compensation paid to Mr. Schlombs for our fiscal year ended October 31, 2008:

Director’s Compensation Table
Fees
	Earned				Nonqualified
	Or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Gerhard Schlombs	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold

Gerhard Schlombs
92 Wishing Well Drive	3,300,000	55.29%	3,300,000	55.29%
Toronto, Ontario
Canada M1T 1J4

[1]

The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her/his/its direct and indirect stock holdings. Mr. Schlombs is the only "promoter" of our company.

Securities authorized for issuance under equity compensation plans

    We have no equity compensation plans.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

Asseo, Miriam	90,000	1.51%	90,000	0.0%
Bender, Lubica	9,500	0.16%	9,500	0.0%
Bishop, Sylvia	150,000	2.51%	150,000	0.0%
Blake, Candice	65,000	1.09%	65,000	0.0%
Blake, Kim	120,000	2.01%	120,000	0.0%
Booth, Raymond	170,000	2.85%	170,000	0.0%
Brown, Laura	90,000	1.51%	90,000	0.0%
Brown, Lorne	200,000	3.35%	200,000	0.0%
Drummond, William	65,000	1.09%	65,000	0.0%
Everson, Margaret	150,000	2.51%	150,000	0.0%
Everson, Paul	6,900	0.12%	6,900	0.0%
Falconer, George	150,000	2.51%	150,000	0.0%
Fisher, Karla	90,000	1.51%	90,000	0.0%
Frayer, Robert	8,850	0.15%	8,850	0.0%
Gorlick, Allan	6,500	0.11%	6,500	0.0%
Gorlick, Jackie	8,250	0.14%	8,250	0.0%
Hentschel, Kathryn	200,000	3.35%	200,000	0.0%
Jameson, Iris	150,000	2.51%	150,000	0.0%
Johnston, Jason	65,000	1.09%	65,000	0.0%
Kastoris, Ioannis	7,500	0.13%	7,500	0.0%
Knight, Brandon	40,000	0.67%	40,000	0.0%
McLennon, Keith	40,000	0.67%	40,000	0.0%
Nitsotolis, Kenneth	40,000	0.67%	40,000	0.0%
Nitsotolis, Soula	6,200	0.10%	6,200	0.0%
Patten, Frank	120,000	2.01%	120,000	0.0%
Salviato, Angela	9,500	0.16%	9,500	0.0%
Schlombs, Tyler	200,000	3.35%	200,000	0.0%
Serio, Aaron	120,000	2.01%	120,000	0.0%
Serio, Sarah	8,650	0.14%	8,650	0.0%
Stipanic, John	6,900	0.16%	6,900	0.0%
Wells, Darryl	170,000	2.85%	170,000	0.0%
Wells, Lisa	65,000	1.09%	65,000	0.0%
Wilson, Opal	40,000	0.67%	40,000	0.0%

Total	2,668,750	44.71%	2,668,750	0.0%

     Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years.

     All persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

     No selling shareholder is an affiliate of a registered broker-dealer.

     The following is a summary of the issuances of all shares:

     On June 17, 2008, we issued 3,300,000 restricted shares of common stock to Gerhard Schlombs, our sole officer and director, in consideration of $3,300 pursuant to Regulation S of the Securities Act of 1933 in that the sale took place outside the United States of America and Mr. Schlombs is a non-US person.

     On September 19, 2008, we completed a private placement of 2,590,000 shares of common stock to 23 investors in consideration of $25,900. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 in that all sales took place outside the United States of America and all purchasers were non-US persons.

     On October 6, 2008, we completed a private placement of 78,750 shares of common stock to 10 investors in consideration of $11,813. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 in that all sales took place outside the United States of America and all purchasers were non-US persons.

Future Sales of Shares

     A total of 5,968,750 shares of common stock are issued and outstanding. Of the 5,968,750 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 2,668,750 are being offered for resale by the selling shareholders described above.

     Shares purchased in this offering will be immediately resalable without any restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities will be Signature Stock Transfer, Inc. 2220 Coit Road, Suite 480, Plano, Texas 75075. Its telephone number is (972) 612-4120.

CERTAIN TRANSACTIONS

     In June 2008, we issued 3,300,000 shares of restricted common stock to Gerhard Schlombs, our president in consideration of $3,300. This was accounted for as an acquisition of shares of common stock in the amount of $3,300

     On behalf of the Company, Mr. Schlombs acquired the Collins Lake mineral claim. The cost of recording the cells was $ 508 paid by Mr. Schlombs. Mr. Schlombs must transfer title to us upon our demand, whether mineralized material is found on the claims or not. Mr. Schlombs will not receive anything of value for the transfer and we will not pay any consideration of any kind for the transfer of the claims.

     Mr. Schlombs, our president, has advanced $ 508 for our operations since inception. The advances are not evidenced by any written documentation. Mr. Schlombs has agreed to accept repayment when we have sufficient funds to do so. The advances by Mr. Schlombs are interest free.

     We use approximately 15 square feet of office space at Mr. Schlombs’s home for our office on a rent free basis.

     Mr. Schlombs is our only promoter. They have not received and will not receive anything of value from us, directly or indirectly in his capacity as a promoter.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to October 31, 2008, included in this prospectus have been audited by Malone & Bailey, P.C., Independent Public Accountants, 10350 Richmond, Suite 800, Houston, Texas 77042 , telephone (713) 343-4200 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares offered for sale.

FINANCIAL STATEMENTS

     Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Malone & Bailey, P.C., Independent Public Accountants, 10350 Richmond, Suite 800, Houston, Texas 77042 , telephone (713) 343-4200.

     Our financial statements from inception on June 11, 2008 to October 31, 2008 (audited) immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bearing Minerals Exploration, Inc.
(An Exploration Stage Company)
Toronto, Ontario

We have audited the accompanying balance sheet of Bearing Minerals Exploration Inc. as of October 31, 2008 related statement of expenses, changes in stockholders' equity, and cash flows for the period from June 11, 2008 (inception) to October 31, 2008. These financial statements are the responsibility of Bearing Minerals Exploration, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the Public Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Bearing Minerals Exploration, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Bearing Minerals Exploration, Inc.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bearing Minerals Exploration, Inc. of October 31, 2008 and the results of its operations and its cash flows for the period from June 11, 2008 (inception) through October 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Bearing Minerals Exploration, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Bearing Minerals Exploration, Inc. has never generated revenues and suffered losses since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone & Bailey, PC
MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas
December 16, 2008

Bearing Mineral Exploration, Inc.
(An Exploration Stage Company)
Balance Sheet

October 31, 2008
ASSETS
Current Assets
Cash	$38,117

Total Assets	$38,117

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	3,238
Accrued liabilities	5,000
Advance from shareholder	508

Total Liabilities	$8,746

Stockholders’ Equity

Common stock (Note 6)
75,000,000 shares authorized, with a $0.001 par value,
5,968,750 shares issued and outstanding	$5,969
Additional paid-in capital	35,044
Accumulated Deficit	(11,642)

Total Stockholders’ Equity	29,371

Total Liabilities and Stockholders’ Equity	$38,117

The accompanying notes are an integral part of these financial statements

Bearing Mineral Exploration, Inc.
(An Exploration Stage Company)
Statement of Expenses
		For the period from
		June 11, 2008
		(date of inception)
		to October 31, 2008

REVENUE		$-

EXPENSES
General and administrative expenses		$8,134
Mineral property costs		3,508

Total Expenses		11,642

Net Loss		$(11,642)

Loss Per Share
Basic and Diluted	$	(0.01)

Weighted Average Number of Shares Outstanding
Basic and Diluted		1,685,727

The accompanying notes are an integral part of these financial statements

Bearing Mineral Exploration, Inc.
(An Exploration Stage Company)
Statements of Stockholders’ Equity
For the period from June 11, 2008 (date of inception) to October 31, 2008

				Deficit
				Cumulative
			Additional	During the
	Common Shares		Paid-in	Exploration
	Number	Par Value	Capital	Stage	Total
		$	$	$	$
Balance June 11, 2008
(Date of Inception)	–	–	–	–	–

Shares issued for cash on June
17, 2008 at $0.001 per share	3,300,000	3,300	–	–	3,300

Shares issued for cash on September
19, 2008 at $0.01 per share	2,590,000	2,590	23,310	–	25,900

Shares issued for cash on October
6, 2008 at $0.15 per share	78,750	79	11,734	–	11,813

Net Loss	–	–	–	(11,642)	(11,642)

Balance, October 31, 2008	5,968,750	5,969	35,044	(11,642)	29,371

The accompanying notes are an integral part of these financial statements

Bearing Mineral Exploration, Inc.
(An Exploration Stage Company)
Statements of Cash Flows
For the Period From
June 11, 2008
(date of inception)
to October 31, 2008

CASH FROM OPERATING ACTIVITIES:

Net loss	$(11,642)

Changes in operating assets and liabilities

Accounts payable and accrued liabilities	8,238

Net Cash Used in Operating Activities	(3,404)

CASH FROM FINANCING ACTIVITIES:

Advance from shareholder	508
Proceeds from issuance of common stock	41,013

Net Cash from Financing Activities	41,521

Net increase in Cash	38,117

Cash, Beginning	–

Cash, Ending	$38,117

The accompanying notes are an integral part of these financial statements

Bearing Mineral Exploration, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
Inception (June 11, 2008) through October 31, 2008

1.	Nature of Operations

Bearing Mineral Exploration, Inc. (“the Company”) was incorporated in the State of Nevada on June 11, 2008. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s business plan is to acquire, explore and develop mineral properties. The Company has not determined whether its mining claims contain ore reserves that are economically recoverable.

2.	Going Concern

As of October 31, 2008, the Company has never generated any revenues and has accumulated losses of $11,642 since inception. The Company has limited cash resources and will likely require new financing, either through issuing shares or debt, to continue the development of its business. Management intends to offer additional common stock; however, there can be no assurance that management will be successful in raising the funds necessary to maintain operations, or that a self- supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. The continuation of the Company as a going concern is dependent upon the ability of the Company to determine the existence of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, obtain necessary financing and then profitable operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

3.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in U.S. dollars. The Company’s fiscal year-end is October 31st.

	b)	Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances.

Bearing Mineral Exploration, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
Inception (June 11, 2008) through October 31, 2008

3.	Summary of Significant Accounting Policies (continued)

	b)	Use of Estimates and Assumptions (continued)

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

	c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	d)	Mineral Property Costs

The Company has been in the exploration stage since its inception on June 11, 2008 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in Emerging Issues Task Force (“EITF”) 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under Statement of Financial Accounting Standard (“SFAS”) No.144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

	e)	Financial Instruments

The fair values of cash, accounts payable, accrued liabilities and due to related party approximate their carrying values because of the short-term maturity of these instruments.

Bearing Mineral Exploration, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
Inception (June 11, 2008) through October 31, 2008

3.	Summary of Significant Accounting Policies (continued)

	f)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

	g)	Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

	h)	Recent Accounting Pronouncements

The Financial Accounting Standards Board (FASB) has recently issued Statement of Financial Accounting Standard (SFAS) No. 161 to No.163 but they will not have any relationship to the current operations of the Company. Therefore, a description and its impact on the Company’s operation and financial position for each have not been disclosed.

4.	Mineral Properties

On August 14, 2008, the Company, through its President and sole director, acquired title to a mineral property in the west north-west of Gander, Central Newfoundland; herein referred to as the “Collins Lake Property”. The claim is registered in the name of the President of the Company, who is holding the claim in trust on behalf of the Company. The Company paid $508 for staking fees and $3,000 for the preparation of an independent Geological Report by Richard A. Jeanne, LTD, consulting geologist.

Bearing Mineral Exploration, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
Inception (June 11, 2008) through October 31, 2008

5.	Related Party Transactions

At October 31, 2008, the President and sole director of the Company is owed $ 508 for expenses paid on behalf of the Company. The amount due is unsecured, non-interest bearing and due on demand.

6.	Common Stock

Since inception, the Company issued 3,300,000 common shares at $0.001 per share, 2,590,000 common shares at $0.01 per share and 78,750 common shares at $0.15 per share for cash proceeds of $41,013.

7.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $11,642, which expire in 2023. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. As of October 31, 2008 the Company had a deferred tax asset of $4,075 for which the Company recorded a valuation allowance because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     Until _____________2009, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$10.00
Printing and General Expenses	990.00
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	15,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	500.00

TOTAL	$22,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2.	Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Gerhard Schlombs	June 17, 2008	3,300,000	Cash of $3,300
92 Wishing Well Drive
Toronto, Ontario
Canada M1T 1J4

     We issued the foregoing restricted shares of common stock to Gerhard Schlombs pursuant to Regulation S of the Securities Act of 1933 in that the sale took place outside the United States of America and Mr. Schlombs is a non-US person.

     In September 2008, we completed a private placement of 2,590,000 shares of common stock to 23 investors in consideration of $25,900. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 in that all sales took place outside the United States of America and all purchasers were non-US persons.

     In October 2008, we completed a private placement of 78,750 shares of common stock to 10 investors in consideration of $11,813. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 in that all sales took place outside the United States of America and all purchasers were non-US persons.

ITEM 16. EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description

3.1	Articles of Incorporation.

3.2	Bylaws.

4.1	Specimen Stock Certificate.

5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.

10.1	Declaration of Trust of Gerhard Schlombs.

23.1	Consent of Malone & Bailey, P.C., Independent Public Accountants.

23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

ITEM 17. UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Toronto, Ontario, Canada on this 19th day of December 2008.

BEARING MINERAL EXPLORATION, INC.

BY:	GERHARD SCHLOMBS
Gerhard Schlombs, President, Principal Executive
Officer, Secretary, Treasurer, Principal Financial
Officer, Principal Accounting Officer and sole
member of the Board of Directors.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

GERHARD SCHLOMBS	President, Principal Executive Officer, Secretary,
Gerhard Schlombs	Treasurer, Principal Financial Officer, Principal	December 19th , 2008
Accounting Officer, and sol member of the Board
of Directors

EXHIBITS INDEX

Exhibit No.	Document Description

3.1	Articles of Incorporation.

3.2	Bylaws.

4.1	Specimen Stock Certificate.

5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.

10.1	Declaration of Trust of Gerhard Schlombs.

23.1	Consent of Malone & Bailey, P.C., Independent Public Accountants.

23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.